Exhibit 10.2

Independent Contractor Consulting Agreement
FEDERAL HOME LOAN BANK OF SAN FRANCISCO, 600 California Street, San Francisco, California ("the Bank"), hereby retains Dean Schultz, ################## ("Mr. Schultz") to furnish the services hereinafter described upon the following terms and conditions:
1.    Term
This Independent Contractor Consulting Agreement (“Agreement”) shall be effective as of June 1, 2016 (“Effective Date”) and shall continue in effect until December 31, 2016, unless extended by mutual written agreement of the parties or terminated before December 31, 2016, in accordance with Section 10 of this Agreement.
2.    Services Provided by Mr. Schultz

2.1
Mr. Schultz shall perform the services described in each Statement of Work attached hereto as Exhibit A and incorporated herein by reference. Each Statement of Work which comprises Exhibit A and is included herein shall be identified by reference to this Agreement and shall be sequentially numbered beginning with Schedule 1. Each and every Statement of Work included in Exhibit A shall be subject to the terms and conditions of this Agreement and shall hereafter be referred to, collectively and individually, as the “Statement of Work” or “Exhibit A”. Any changes or additions to the scope of services as described in the Statement of Work shall be in writing and subject to the prior written consent of the Bank.

2.2
Mr. Schultz agrees to perform all services hereunder on a best efforts basis, in a workmanlike manner in accordance with the highest industry standards and otherwise to the Bank's reasonable satisfaction.

3.    Fees and Expenses

3.1
In consideration for the above-described services, the Bank shall pay Mr. Schultz fees for his services as set forth in each Statement of Work attached hereto as Exhibit A and incorporated herein by reference, unless changed by mutual written agreement.

3.2
In addition, Mr. Schultz will be reimbursed on a monthly basis for all reimbursable expenses incurred and paid by him during the preceding month. Mr. Schultz shall provide the Bank with all receipts for such expenses. Travel expenses will be paid or reimbursed within thirty (30) days after Bank receipt of the travel receipts for expenses and only to the extent provided in the travel and reimbursement policy for contractors attached hereto as Exhibit B and incorporated herein by reference, unless changed by mutual agreement.

3.3
A separate itemized invoice for each Statement of Work shall be submitted to the Bank by Mr. Schultz on the last day of each month for the work performed during that month. The invoice shall reflect this Agreement and applicable Statement of Work, and provide a brief description of the services rendered by Mr. Schultz during the preceding payment period.

3.4
The Bank claims exemption from payment of any taxes which might arise under this Agreement, pursuant to 12 U.S.C. § 1433 or any other applicable statute or regulation. Mr. Schultz's invoices shall reflect such claimed exemption, and Mr. Schultz shall not charge the Bank for any sales taxes with respect to which the Bank is exempt.

4.    Ownership
All Work Product (as defined below) shall become and remain the sole and exclusive property of the Bank and shall be considered “works made for hire.” As used in this Agreement, “Work Product” means all materials and information (whether written, recorded, or otherwise stored), prepared for the Bank pursuant to this Agreement by Mr. Schultz. Mr. Schultz warrants that he has the right to use and to incorporate in the Work Product any materials, concepts, processes or information so used or incorporated without violation of any right of any third party and without creating any obligation on the part of the Bank to pay any fee, license, penalty or other expense, other than the payment to Mr. Schultz set forth above. Mr. Schultz covenants that the Work Product shall be delivered to the Bank free and clear of all liens, encumbrances or claims of any third party.
5.    Confidentiality
Mr. Schultz acknowledges and agrees that the Bank’s engagement of Mr. Schultz to furnish the services described herein creates a relationship of confidence and trust between the Bank and Mr. Schultz with respect to all Confidential Information (as defined below) which Mr. Schultz gains access to or knowledge of in the performance of this Agreement.
As used herein, Confidential Information is broadly defined to include all information (whether or not marked or identified orally or in writing as trade secrets, sensitive confidential or proprietary) of the Bank which either: (i) is not generally known or is useful in the conduct of the business of the Bank; (ii) confers or tends to confer on the Bank a competitive advantage over one who does not possess such information; or (iii) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, competitors, customers, vendors and/or other persons who can obtain economic value from its disclosure or use. As used herein, Confidential Information also includes all Work Product. Without limitation to the foregoing, Confidential Information includes, but is not limited to, the Bank’s information systems, software programs and licenses, trading platforms, technology, vendor names and relationships and the extent and adequacy of the Bank’s systems security, customer and vendor lists, vendor intellectual property, marketing information, strategies, forecasts and methodology, business plans, financial information, budgets and projections, technical information and know-how, computer and security systems, forms, transaction documents and personnel data about the Bank’s employees or vendors, including nonpublic personal information, hourly rates or fees paid under this Agreement, and all materials and information of the Bank’s shareholders and customers, the Federal Housing Finance Agency or any other applicable regulatory agency. Mr. Schultz agrees to keep all Confidential Information confidential and to use it solely for the performance of services under this Agreement. Mr. Schultz further agrees not to disclose the Confidential Information to any third party without the prior written consent of the Bank.
Mr. Schultz further agrees to take all reasonable precautions to guard the confidentiality of the Confidential Information and to limit access to same to those of his authorized agents as are necessary to perform the services under this Agreement and to report to the Bank and take appropriate remediation actions if security or confidentiality is breached. Mr. Schultz agrees that he will sign a Trade Secrets and Confidentiality Agreement and comply with the Information Security Policy and Enterprise Information Security and Technical Standards (“Information Security Policy and Standards”), incorporated herein by reference. To the extent that Mr. Schultz is given, or has access to, nonpublic personal information (referenced above) during the course of this agreement, Mr. Schultz agrees to comply with all applicable local, state and federal laws, including, without limitation, all applicable privacy and data protection laws, and to maintain such nonpublic personal information that he receives or accesses in accordance with applicable federal and state privacy laws. Mr. Schultz shall notify the Bank promptly following discovery of any breach or compromise of the security, confidentiality, or integrity of any such nonpublic personal information. Mr. Schultz's obligations under this Section 4 shall survive the termination or expiration of this Agreement and, to the extent stricter standards and/or any additional confidentiality obligations are set forth in any Trade Secrets and Confidentiality Agreement or any other non-disclosure agreement executed by Mr. Schultz and the Bank, such stricter standards and/or such additional obligations shall govern.
6.    Warranties of Mr. Schultz
Mr. Schultz warrants that he will not directly or indirectly, reverse engineer, decompile, disassemble or otherwise attempt to discover the source or underlying ideas or algorithms of any information systems or software used by the Bank or any information systems or software provided by a third party (“Information Systems”); modify, translate, or create derivate works based on any Information Systems used by the Bank; use any Information Systems for timesharing or service bureau purposes or otherwise for the benefit of a third party, obfuscate, remove or alter any of the logos, trademarks, internet links, patent or copyright notices, confidentiality or proprietary legends or other notices or markings that are on or in any Information Systems or the related documentation; or send or store material containing software viruses, worms, Trojan horses or other harmful computer code, files, scripts, agents or programs.
7.    Contractor Status
It is expressly agreed and understood that Mr. Schultz is performing services under this Agreement as a contractor for the Bank and that Mr. Schultz is not an employee or agent of the Bank. Accordingly, Mr. Schultz has no authority to make any contract or representation or to create any obligation or liability whatsoever on behalf of the Bank. Nothing herein contained shall be construed as reserving to the Bank any right to control Mr. Schultz with respect to Mr. Schultz's conduct in the performance of this Agreement or the manner in which the services provided for herein are performed. All materials and equipment required by Mr. Schultz to perform the services under this Agreement shall be furnished by Mr. Schultz at his expense, unless otherwise provided by the Bank. Mr. Schultz shall make no representations to any persons contrary to the foregoing limitations on the scope of his relationship with the Bank, and will indemnify, defend and hold harmless the Bank from and against all loss, damage, or liability resulting from any claims made by any person that Mr. Schultz is an employee or agent of the Bank, as well as any costs or expenses arising therefrom (including, but not limited to, attorneys' fees and expenses). All liability to persons actually providing services under this Agreement or related to the provision of such services, including, but not limited to, payment of wages or other compensation, including overtime, withholding of federal, state, and social security taxes, insurance, unemployment benefit assessments, workers' compensation, and similar charges related to wages or other compensation, shall be the sole responsibility of Mr. Schultz. The Bank shall not provide benefits of any kind, including, but not limited to, health insurance, life insurance, educational reimbursements, credit, savings plans, sick pay benefits pursuant to the San Francisco sick leave ordinance or vacation to Mr. Schultz.
8.    Indemnification
Mr. Schultz agrees to indemnify and hold the Bank harmless from and against all loss, liability, damage, cost, or expense (including reasonable attorney fees and costs) (“Losses”) to the extent those Losses are determined by a final, non-appealable order or arbitral award to have resulted from Mr. Schultz’s gross negligence or willful misconduct in the performance of the services by Mr. Schultz under this Agreement. The Bank agrees to indemnify and hold Mr. Schultz harmless from any Losses relating to the services performed by Mr. Schultz under this Agreement (including any Losses asserted by the Bank, its agents or representatives, or third parties and any Losses sustained by Mr. Schultz when participating in any legal, regulatory, or administrative proceeding relating to the services), except to the extent those Losses are determined by a final, non-appealable order or arbitral award to have resulted from Mr. Schultz’s gross negligence or willful misconduct in the performance of the services. Neither party will be liable for any lost profits or other indirect, consequential, incidental, punitive or special damages. In no event shall either party’s liability to the other party for Losses incurred in connection with the services under this Agreement exceed the fees received by Mr. Schultz from the Bank.
9.    Taxes
Mr. Schultz agrees to pay all applicable taxes which may arise as a result of this Agreement, including, but not limited to, federal, state, and local personal income and other payroll taxes payable with respect to his compensation.. Mr. Schultz shall indemnify, defend, and hold harmless the Bank, its agents, directors, officers and employees from and against any and all loss, damage, or liability resulting from Mr. Schultz's failure to comply with the provisions of this Section 9.

10.    Termination

10.1	This Agreement may be terminated immediately by the Bank in the event of a breach of the Agreement by Mr. Schultz.

10.2
Either party may terminate this Agreement or any Statement of Work at any time by giving the other party written notice of termination. Termination or expiration of this Agreement or any Statement of Work shall not relieve the parties of any amounts owing between them, or unavoidably contracted for or incurred, as of the date of termination. Termination or expiration of this Agreement or any Statement of Work shall not terminate any rights or obligations arising prior to or upon termination or expiration, including, but not limited to, the obligations of Mr. Schultz described in Sections 5, 8 and 9 of this Agreement.

11.    Assignment
Mr. Schultz may not voluntarily or involuntarily assign or otherwise transfer, in whole or in part, this Agreement or any rights hereunder, nor may Mr. Schultz voluntarily or involuntarily delegate, subcontract, or otherwise transfer, in whole or in part, any duties or performance or obligations owed under this Agreement without the prior written consent of the Bank. Any and all attempted assignments, delegations, subcontracts, or other transfers without the Bank's prior written consent shall be void.
12.    Bank Property
Mr. Schultz will take every reasonable precaution to safeguard the Bank's property that is entrusted to his custody and control. Material developed for the Bank will not be released or used by Mr. Schultz for his own purposes or in any other way without the Bank's prior written approval.
13.    Entire Agreement
This Agreement, the exhibits, schedules and documents referred to herein, as well as any Trade Secrets and Confidentiality Agreement or Information Security Policy and Standards as are signed or acknowledged by Mr. Schultz at the request of the Bank, constitute the entire agreement between the parties relating to the subject matter hereof and supersede all prior written and oral agreements, representations, and understandings of the parties with respect to the subject matter hereof. There are no other agreements, representations, or warranties not set forth herein; provided, however, that nothing herein shall affect any continuing obligations of Mr. Schultz to the Bank arising from any prior agreements with the Bank. No supplement, change order, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties. No waiver of any provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

14.    Effective Headings
The subject headings of the sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.
15.    Governing Law
This Agreement shall be governed by, and construed in accordance with the federal law and to the extent not inconsistent therewith, applicable California law (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws).
16.    Jurisdiction
Each party hereby irrevocably submits to the jurisdiction and venue of any state or federal court in the city and county of San Francisco, California, in any action or proceeding brought to enforce or otherwise arising out of or related to this Agreement and irrevocably waives to the fullest extent permitted by law any objection which such party may now or hereafter have to the resting of such jurisdiction and venue in such forum, and any claim that such forum is an inconvenient forum.
17.    Notices
All notices or other communications regarding this Agreement shall be delivered by mail, email, fax or in person. Any notice of termination of the Agreement will also include a follow-up notice by mail. Contact information is as follows:

To the Bank:	Federal Home Loan Bank of San Francisco 600 California Street, Suite 300 San Francisco, California 94108 Attention: Greg Seibly
President and Chief Executive Officer
Email: ########
Phone:     ########
Fax:    ########

To Mr. Schultz:            Dean Schultz
############
############
Email:     #########
Phone:    #########

18.    Attorneys' Fees and Expenses
The prevailing party in any action or proceeding to enforce or interpret this Agreement or otherwise arising out of or in connection with the subject matter hereof (including, but not limited to, any suit, arbitration, entry of judgment, post-judgment motion or enforcement, appeal, bankruptcy litigation, attachment or levy) shall be entitled to recover its costs and expenses, including, but not limited to, reasonable attorneys’, experts’ and consultants’ fees and costs.
19.    Equal Employment Opportunity and Non-discrimination
As required by 12 C.F.R. Section 1207.21(b)(6), during the performance of this contract, Mr. Schultz agrees as follows:

1.	Mr. Schultz shall practice the principles of equal employment opportunity and non-discrimination in all his business activities.

2.	Mr. Schultz shall include the provisions of paragraph (1) above, in each subcontract he enters for services or goods provided to the Bank.
IN WITNESS WHEREOF, the parties have executed the Agreement as of the Effective Date.

FEDERAL HOME LOAN BANK OF SAN FRANCISCO			Dean Schultz
Signature:	/s/ J. Gregory Seibly	Signature:	/s/ Dean Schultz
Name:	J. Gregory Seibly	Name:	Dean Schultz
Title:	President & CEO	Title:	Consultant
Date:	June 30, 2016	Date:	June 30, 2016

Exhibit A
Schedule 1
Independent Contractor
Consulting Agreement
between Dean Schultz and Federal Home Loan Bank of San Francisco
dated June 1, 2016
Statement of Work
June 1, 2016
This Statement of Work between Dean Schultz (“Mr. Schultz”) and the Federal Home Loan Bank of San Francisco (“the Bank”) is a part of, and except as otherwise stated herein, is subject to and governed by all of the terms and conditions of, the above-referenced Independent Contractor Consulting Agreement between Mr. Schultz and the Bank (“Agreement”).
Mr. Schultz shall serve as a consultant to the Bank, performing general project advisory functions and providing knowledge and information based on his role as the Bank’s former President and Chief Executive Officer, at such times and places as the Bank’s President and Chief Executive Officer may reasonably request. During the term of this Agreement, Mr. Schultz will provide periodic reports of work progress and deliverables to the Bank’s President and Chief Executive Officer, as needed.
Such services shall be provided at 600 California, San Francisco, California, or other locations, as appropriate.
Mr. Schultz will be paid $25,000 a month (or a pro rata amount through the date of termination, if the Agreement is terminated prior to the last day of the month) following the end of a month when services were provided, in accordance with the process outlined in Section 3.3 of this Agreement. He will report to the Bank’s President and Chief Executive Officer.
This Statement of Work shall be effective as of June 1, 2016, and shall continue in effect until December 31, 2016, unless extended by mutual written agreement of the parties or terminated before December 31, 2016, in accordance with Section 10 of the Agreement.
The terms and conditions of this Exhibit A-Schedule 1 control the Agreement to the extent they are inconsistent. In all other respects the Agreement shall continue in full force and effect notwithstanding the provisions of this Exhibit A-Schedule 1.

FEDERAL HOME LOAN BANK OF SAN FRANCISCO			Dean Schultz
Signature:	/s/ J. Gregory Seibly	Signature:	/s/ Dean Schultz
Name:	J. Gregory Seibly	Name:	Dean Schultz
Title:	President & CEO	Title:	Consultant
Date:	June 30, 2016	Date:	June 30, 2016

Exhibit B
Vendor Expense and Reimbursement Policy

Invoices with vendor out-of-pocket expenses must be supported by documentation as required below. The responsibility center must attach the supporting documentation to the invoice before forwarding to Accounts Payable for payment.

Requirements as outlined in the Bank’s Reimbursement and Travel Expense Policy for vendor out-of-pocket expenses include, but are not limited to, the following:
Receipts:

•
In general, original receipts for expenses exceeding $50.00 per occurrence must be submitted with the invoice. However, it is recognized that some vendors may not be able to provide original receipts (for example, if a vendor needs to retain original receipts for tax reporting purposes); such instances require a written explanation from the vendor as to why original receipts are not being submitted with the invoice.

Airfare:

1.	Documentation requirements for airfare reimbursement:

•
Airfare expenses must be supported by original passenger ticket receipts or confirmations/receipts issued by the airlines for e-ticket purchases and documentation showing proof of payment for the flight taken.

2.	General guidelines to keep in mind for arranging the least costly air travel:

•
Travelers should purchase coach or economy class seats at the lowest available fare. Travelers are also strongly encouraged to use such low-cost carriers as Jet Blue, Southwest, etc. whenever possible.

•	Travelers may not fly by first class, business class, charter or private plane without prior approval.

•
Travelers should complete their travel arrangements at the earliest possible time to avoid the limited, and often costly, alternative accommodations available on short notice. For example, flights arranged one month in advance are generally far less costly than those arranged one week in advance.

•
Note: Accounts Payable has the sole discretion of determining whether airfare expenses appear excessive. Such expenses require exception processing before reimbursement can be issued to the vendor. See “Exceptions” section below for details on exception processing requirements.

3.	Non-refundable airline tickets that have been cancelled:

•
The cost of non-refundable airline tickets (for which the traveler cancels the flights) will be reimbursed if the vendor provides (1) the original non-refundable tickets to Accounts Payable and (2) an explanation as to why the flights were not taken.

Lodging:
The Bank will reimburse vendors for the actual cost of lodging. Moderately priced single accommodations should generally be used. Costs are limited to $350.00 per night (before taxes).

If a traveler shares a hotel room with someone not traveling on official Bank business, reimbursement will be made on the basis of single-rate accommodations.

•	All lodging expenses must be documented by original receipts and submitted with the invoice.

•

•
Lodging costs that occur one day before the traveler is required to be at the destination will be reimbursed. For example, if the traveler is required to be at the destination on Monday, then the Bank will reimburse lodging on Sunday night.

•

•
The Bank will generally not reimburse lodging costs on Saturday night if the traveler is not required to be at the destination until Monday, unless the traveler can show a savings to the Bank by taking a Saturday flight instead of a Sunday flight. The traveler must attach a quote for the comparable flight on Sunday, and show that the savings between the airfare costs for the Saturday flight and the Sunday flight exceed the Saturday night lodging costs.

•

•	Lodging costs incurred the day the traveler is no longer required to be at the destination will be reimbursed only if the return flight from the destination is longer than three hours.

•	In-room movie rental costs are not reimbursable by the Bank.

•

•	Spa fees incurred are not reimbursable by the Bank.

•

•
Resort fees assessed to all guests are eligible for reimbursement. The resort fee is considered part of the cost of the room, and is added to the lodging cost in calculating the per night lodging limit of $350.00.

Meal Expenses:
The Bank will reimburse vendors for the actual cost of meals (including tips and drinks) incurred during non-local travel to a maximum of $60 per day.